Exhibit 23.2

Elliott Davis, PLLC 104 Cranberry Road Post Office Box 760 Galax, VA 24333 Phone 276.238.1800 Fax 276.238.1801

Independent Auditors’ Consent

We consent to the incorporation by reference in the registration statement on Form S-4 of our report dated March 6, 2007, on our audits of the balance sheets of Cardinal State Bank as of December 31, 2006 and 2005, and the related statements of income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2006.

Galax, Virginia
August 22, 2007

www.elliottdavis.com